eXp Realty International, Inc.

Consolidated Financial Statements
and
Report of Independent Registered Public
Accounting Firm

December 31, 2012 and 2011

Haynie & Company
Certified Public Accountants (a professional corporation)
1785 West Printers Row Salt Lake City, Utah 84119 (801) 972-4800 Fax (801) 972-8941

Report of Independent Registered Public Accounting Firm

The Board of Directors
eXp Realty International, Inc.
Bellingham, Washington

We have audited the accompanying consolidated balance sheets of eXp Realty International, Inc. and subsidiaries (the "Company") as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eXp Realty International, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Haynie & Co.

Salt Lake City, Utah
July 8, 2013

PrimeGlobal
An Association of Independent Accounting Firms

5974 South Fashion Pointe Dr., Suite 200
South Ogden, UT 84403
(801) 479-4800

1221 West Mineral Avenue Suite 202
Littleton, Colorado 80120-4544
(303) 734-4800

873 N. Cleveland Ave.
Loveland, CO 80537
(303) 577-4800

eXp Realty International, Inc.
CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,916	$73,209
Restricted cash	61,687	26,759
Accountants receivable, net	71,449	35,556
Prepaids and other assets	16,345	21,295

TOTAL CURRENT ASSETS	202,397	156,819

OTHER ASSETS
Fixed assets, net	9,784	16,106

TOTAL OTHER ASSETS	9,784	16,106

TOTAL ASSETS	$212,181	$172,925

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$32,742	$19,923
Customer deposits	61,687	26,759
Accrued expenses	121,235	76,860
Accrued interest	5,503	3,608
Current portion of notes payable	15,000	-

TOTAL CURRENT LIABILITIES	236,167	127,150

LONG TERM LIABILITIES
Notes payable	61,887	65,862

TOTAL LIABILITIES	298,054	193,012

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY / (DEFICIT)

Common Stock, 50,000,000 shares, no par value, authorized; 4,941,123 and 4,998,011 issued and outstanding at December 31, 2012 and 2011, respectively	131,831	156,831
Accumulated Deficit	(217,704)	(176,918)

TOTAL EQUITY / (DEFICIT)	(85,873)	(20,087)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$212,181	$172,925

The accompanying notes are an integral part of these statements.

eXp Realty International, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2012	2011

Net revenues	$6,706,145	$4,199,617

Operating costs and expenses
Cost of revenues	5,657,067	3,412,638
Sales and marketing	102,267	65,625
General and administrative	807,345	630,957
Professional fees	169,500	67,288
Depreciation	6,710	5,472

Total expenses	6,742,889	4,181,980

Net income from operations	(36,744)	17,637

Other expenses
Interest expense	1,895	2,108

Total other expenses	1,895	2,108

Income before income tax expense	(38,639)	15,529

Income tax expense	2,147	2,033

Net loss	$(40,786)	$13,496

Net loss per share - basic and diluted	(0.01)	0.00

Weighted average shares outstanding - basic and diluted	4,976,406	4,974,332

The accompanying notes are an integral part of these statements.

eXp Realty International, Inc.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Accumulated	Total
	Shares	Amount	Deficit	Equity

Balance, December 31, 2010	4,921,394	$114,831	$(190,414)	$(75,583)
		-	-	-
Common Stock Issuances For Cash	76,617	42,000	-	42,000
Common Stock Issuances For Services	1,989	874	-	874
Common Stock Repurchase and Retirement	(1,989)	(874)	-	(874)
Net Loss	-	-	13,496	13,496

Balance, December 31, 2011	4,998,011	$156,831	$(176,918)	$(20,087)
		-	-	-
Common Stock Repurchase and Retirement	(56,888)	(25,000)	-	(25,000)
Net Loss	-	-	(40,786)	(40,786)

Balance, December 31, 2012	4,941,123	$131,831	$(217,704)	$(85,873)

The accompanying notes are an integral part of these statements.

eXp Realty International, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2012	2011

OPERATING ACTIVITIES
Net loss	$(40,786)	$13,496
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	6,710	5,472
Accrued interest	1,895	2,108
Stock issued for services	-	874

Changes in operating assets and liabilities
Accounts receivable	(35,893)	(8,966)
Prepaids and other assets	4,950	(19,934)
Accounts payable	12,819	(16,585)
Accrued expenses	44,375	2,675

NET CASH USED BY OPERATING ACTIVITIES	(5,930)	(20,860)

INVESTMENT ACTIVITIES
Acquisition of property and equipment	(387)	(13,028)

CASH USED BY INVESTMENT ACTIVITIES	(387)	(13,028)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	42,000
Principal payments of notes payable	(13,976)	(5,638)
Common Stock Repurchase and Retirement	-	(874)

CASH (USED) / PROVIDED BY FINANCING ACTIVITIES	(13,976)	35,487

Net change in cash	(20,293)	1,600

Cash and cash equivalents, beginning of period	73,209	71,609

CASH AND CASH EQUIVALENTS, END OF PERIOD	$52,916	$73,209
	-	-
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Cash paid for interest	$-	$-
Cash paid for taxes	$2,147	$2,033
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING:
Note issued for repurchase and retirement of common stock	$25,000	$-
Stock issued for equipment and other asset acquisitions	$-	$-

The accompanying notes are an integral part of these statements.

eXp Realty International, Inc.
Notes to Consolidated Financial Statements

Note 1 – The Company and Summary of Significant Accounting Policies

Nature of operations

eXp Realty International, Inc. (the “Company”) was incorporated in Washington in October 2012. The Company provides an online marketing and sales system for residential real estate professionals. The Company’s owned-and-operated brokerages offer residential real estate brokerage, property management, and lead generation services through its network of agents in twenty nine states.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of eXp Realty International, Inc. and its subsidiaries eXp Realty, LLC; eXp Realty Washington, Inc.; eXp Realty of Canada, Inc.; and eXp Realty of Connecticut, LLC. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net income (loss) per share

Basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding plus, if dilutive, potential common shares outstanding during the period. Potential common shares are composed of incremental shares of common stock issuable upon the exercise of potentially dilutive stock options.

Revenue recognition

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been delivered, and collectability of the resulting receivable is reasonably assured.

Commission Revenue

The Company derives the majority of its revenue from commissions earned as agents in residential real estate transactions. Commission revenue is recognized upon closing of a transaction, net of any rebate or commission discount or transaction fee adjustment. Other commission revenue is generated from company leads, referrals, and other related fees.

Non-Commission Revenue

Non-commission revenues are derived primarily from agent and broker training fees, known as “eXp University tuition” and technology fees. Technology fee revenues are recognized over the term of the agreements as the contracted services are delivered.

Cost of revenues

Cost of revenues consists of agent and broker commissions and related costs. The Company pays its agent and broker commissions using an independent contractor model. In this model, cost of revenues consist of commissions.

Cash and cash equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company did not have any cash equivalents during the periods presented.

Fair value of financial instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, restricted cash, accounts payable, accrued expenses and other current liabilities, approximate their fair values due to their short maturities.

Concentration of credit risk, significant customers and significant suppliers

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, accounts receivable and restricted cash.

The Company deposits its cash with financial institutions that management believes to be of high credit quality, and these deposits may, on occasion, exceed federally insured limits.

The Company’s accounts receivable are derived from non-commission based technology fees. These accounts receivable are typically unsecured. Allowances for doubtful accounts are estimated based on historically collection experience and periodically reviewed by management. For the periods presented we did not experience any material bad debts.

The Company derived 26% and 34% of its net transaction revenues during the years ended December 31, 2012 and 2011, respectively, in the State of Arizona. No customer accounted for more than 10% of net revenues in 2012 or 2011.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the property and equipment as follows:

Computer hardware and software	3 to 5 years
Furniture, fixtures and equipment	5 to 7 years

Maintenance and repairs are expensed as incurred. Expenditures that substantially increase an asset’s useful life or improve an asset’s functionality are capitalized.

Impairment of long-lived assets

In accordance with the accounting guidance for the impairment or disposal of long-lived assets, the Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal. Through December 31, 2012, the Company has not recorded any charges for impairment of long-lived assets.

Stock-based compensation

The Company follows the accounting guidance for share-based payments which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees, consultants and directors, including employee stock options and employee stock purchases, based on estimated fair values. Since the Company has not had recent transactions in its own stock or instruments convertible to its stock with independent third parties a reasonable grant-date fair value is not estimable. In accordance with the applicable GAAP, the Company accounts for stock based compensation based on its intrinsic value.

The Company re-measures the intrinsic value at each reporting date through the date of exercise or other settlement. The final measure of compensation cost is recognized at the intrinsic value of the instrument at the date it is settled. Compensation cost for each period until settlement is based on the change in the intrinsic value of the instrument in each reporting period.

Advertising costs

Advertising costs are expensed as incurred and included in sales and marketing expense in the accompanying consolidated statements of operations.

Income taxes

Deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements as well as from net operating loss and tax credit carry forwards. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period adjusted for the change during the period in deferred tax assets and liabilities. For U.S. income tax returns, the open taxation years range from 2009 to 2012. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period.

Recent accounting pronouncements

There are no recently issued accounting pronouncements that the Company expects will have a material effect on its financial position, results of operations, or cash flows.

Note 2 – Restricted Cash

The Company’s restricted cash balance of $61,687 and $26,759 at December 31, 2012 and 2011, respectively consists of cash held by our brokers and agents on behalf real estate buyers that are in escrow. Since the Company does not have rights to the cash a corresponding customer deposit liability in the same amounts are recognized the consolidated balance sheet. When a sales transaction closes the restricted cash transfers to the sellers and the corresponding deposit liability is reduced.

Note 3 – Property and Equipment

Property and equipment, net consisted of the following:

	Year Ended December 31,
	2012	2011

Computer hardware and software	$38,992	$38,605
Furniture, fixture and equipment	1,343	1,343
	40,335	39,948
Less: accumulated depreciation and amortization	(30,551)	(23,842)
Property and equipment, net	$9,784	$16,106

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was $6,710 and $5,472, respectively.

Note 4 – Prepaid and Other Current Assets

Prepaid and other current assets consisted of the following:

	Year Ended December 31,
	2012	2011

Prepaid insurance	$12,979	$19,569
Other assets	3,366	1,726
	$16,345	$21,295

Note 5 – Notes Payable

Notes payable consisted of the following:

	December	December
Note Description	31, 2012	31, 2011
Note payable due to an individual, zero interest, $2,000 principal payments due monthly, matures August 15, 2013	$15,000	$—

Note payable due to an individual, 3% interest compounding annually, principal and interest paid any-time prior to April 21, 2015 at the Company’s option.	61,887	65,862
Total notes payable	76,887	65,862
Less current portion	(15,000)	-
Total long-term notes payable	$61,887	$65,862

During the years ended December 31, 2012 and 2011 the Company recognized interest expense of $1,895 and $2,108, respectively.

Note 6 – Stockholders’ Equity

Effective December 31, 2012 the Company converted its capital structure from a limited liability corporation with outstanding membership units to a corporation authorized to issue common stock. The Company converted each of the previously outstanding ownership into 2,275.52 shares of common stock. This conversion has been retroactively applied to all of the periods presented in the accompanying financial statements.

The Company is authorized to issue 50,000,000 shares of no par value common stock. At December 31, 2012 and 2011 the Company had 4,941,123 and 4,998,011, respectively.

In February 2011, the Company issued 15,929 shares of common stock at $0.44 per share for cash totaling $7,000.

In March 2011, the Company issued 22,755 shares of common stock at $0.44 per share for cash totaling $10,000.

In April 2011, the Company issued 874 shares of common stock at $1.00 per share for services totaling $874. The Company subsequently repurchased and cancelled the shares issued for $874.

In May 2011, the Company issued 22,755 shares of common stock at $0.66 per share for cash totaling $15,000.

In July 2011, the Company issued 15,178 shares of common stock at $0.66 per share for cash totaling $10,000.

In August 2012, the Company repurchased 56,888 shares of common stock at $0.44 per share for consideration totaling $25,000. The Company cancelled the shares upon re-purchase.

Note 7 – Stock-Based Compensation

During the year ended December 31, 2012 the Company approved the issuance stock options to certain employees, officers, directors, and service provider at the sole discretion of the Board of Directors.

The Company accounts for stock based compensation based on the intrinsic value of the awards and re-measures the intrinsic value at each reporting date through the date of exercise or other settlement. The final measure of compensation cost is recognized at the intrinsic value of the instrument at the date it is settled. Compensation cost for each period until settlement is based on the change in the intrinsic value of the instrument in each reporting period.

The Company’s currently issued stock options vest over periods ranging from 0 to 4 years and are exercisable for a period of 10 years.

The Company’s stock option activity is as follows:

		2012
		Weighted
		Average
		Exercise	Intrinsic
	Options	Price	Value
Balance, January 1, 2012 (and prior)	—	$—	—
Granted	731,467	1.00
Exercised	—	—
Forfeited	—	—
Balance, December 31, 2012	731,467	$1.00	$—
Exercisable at December 31, 2012	144,259	$1.00	$—
Vested at December 31, 2012	144,259	$1.00	$—

The following table summarizes information about stock options outstanding at December 31, 2012:

	Outstanding			Vested

Remaining
		Remaining	Weighted		Vested	Weighted
		Contractual	Average		Contractual	Average
	Outstanding	Life	Exercise	Vested	Life	Exercise
Price	Options	in Years	Price	Options	in Years	Price

$1.00	731,467	9.77	$1.00	144,259	9.83	$1.00

During the year ended December 31, 2012 the Company’s stock options did not have any intrinsic value and no compensation cost was recognized.

Note 8 – Operating Lease

The Company entered into a lease agreement for its corporate office space on December 1, 2012. The non-cancelable lease expires on November 30, 2013 and calls for base monthly payments of $650. At December 31, 2012 the remaining obligation under this arrangement due in 2013 is $7,150.

Note 9 – Income Taxes

No provisions have been made for federal, state and local income taxes for the periods presented. Prior to the fiscal year ended December 31, 2012 the Company was primarily operating as a limited liability company, and as such was not liable for federal or state income taxes (with the exception of statutory state taxes generated in one of its subsidiaries in the amounts of $2,147 and $2,033 for the years ended December 31, 2012 and 2011, respectively). All taxable income and losses were passed through to its members in accordance with each partner’s ownership interest and taxed individually and not at the partnership level.

Upon conversion to a corporation, the Company uses an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently. For the periods presented, the Company incurred immaterial permanent differences related to incurred meals and entertainment expenses, and no temporary differences.

Using this approach requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In management’s opinion, it is uncertain the Company will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

Note 10 – Subsequent Events

On April 8, 2013, the Company entered into a non-binding letter of intent with Desert Canadians Ltd. (the “DSET”), a public Company controlled by Glenn Sanford, the Company’s Chief Executive Officer and President. The proposed transaction would involve DSET acquiring all of the outstanding securities of the Company in exchange for 38,380,215 shares of common stock of DSET.

Stock options outstanding in the Company will be exchanged for stock options in DSET on the basis of 7.5 Desert Canadian options for each Company option, with expiry date remaining the same and the exercise price being reduced by a factor of 7.5 times, so that the total paid by each option holder upon exercise of all his/her options will remain the same.

Closing of the transaction is subject to both parties executing a merger agreement and obtaining shareholder approval.